Buffets Holdings, Inc. Considers Initial
Public Offering of Income Deposit Securities

Eagan, Minn.—(Business Wire)—August 27, 2004—Buffets Holdings, Inc. (“Buffets Holdings”) today announced that it is considering an initial public offering of Income Deposit Securities (“IDSs”), representing shares of Buffets Holdings’ Class A common stock and senior subordinated notes.

Buffets Holdings expects to use the proceeds from the proposed offering, together with cash on hand and the proceeds from any concurrent debt issuances, to repay, repurchase or refinance all of its outstanding indebtedness and to repurchase common stock, warrants and options from the existing holders.

The offering will only be made pursuant to a prospectus filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                          The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

                          The statements contained in this press release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, our ability to consummate the offering of IDSs and any concurrent issuances of debt, as well as general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors” and “Forward-Looking Statements” sections contained in Buffets Holdings’ registration statement filed with the Securities and Exchange Commission on July 14, 2004. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:	Buffets Holdings, Inc. and Buffets, Inc. Eagan, Minnesota R. Michael Andrews, Jr., 651-365-2626 or Don Van der Wiel, 651-365-2789